Exhibit 32

Certification of members of the Office of the Chairman and Chief Financial Officer
pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Jaguar Mining Inc. (the “Registrant”) on Form 40-F for the year ended December 31, 2011, as filed with the Commission on the date hereof (the “Report”), each of Gary E. German, Gilmour Clausen and John Andrews, as members of the Office of the Chairman of the Registrant, and James Roller, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ John Andrews
Name: John Andrews
Title: Member of the Office of the Chairman
Date: March 23, 2012

/s/ Gilmour Clausen
Name: Gilmour Clausen
Title: Member of the Office of the Chairman
Date: March 23, 2012

/s/ Gary E. German
Name: Gary E. German
Title: Member of the Office of the Chairman
Date: March 23, 2012

/s/ James M. Roller
Name: James M. Roller
Title: Chief Financial Officer
Date: March 23, 2012

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.